UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 2, 2012, NuVasive, Inc. (“NuVasive”) received a final and appealable judgment from the U.S. District Court, Southern District of California in San Diego in Phase 1 of its litigation (Case No. 3:08-cv-01512-MMA-MDD) with Medtronic Sofamor Danek USA, Inc. pursuant to Federal Rule of Civil Procedure 54(b). This judgment means each of the parties can now begin the appeals process with respect to Phase 1. The District Court has not yet resolved the issues of whether (1) ongoing royalties for the post-verdict period are appropriate (and the proper royalty rate), (2) pre-judgment interest should be awarded and (3) NuVasive will be required to secure the judgment during the appeals process. NuVasive intends to promptly file its appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: March 5, 2012	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, General Counsel